Exhibit 99.1

LOOP MEDIA ANNOUNCES

APPOINTMENT OF NEW BOARD MEMBERS AND
ESTABLISHMENT OF NEW BOARD COMMITTEES

Glendale, CA -October 5, 2021 - Loop Media, Inc. (“Loop Media” or the Company) (OTC: LPTV), a leading multichannel streaming platform that provides curated music video and branded entertainment channels for businesses and consumers, announced today that it has increased the size of its board of directors (the “Board”) to four and has appointed Denise M. Penz and Sonya Zilka as independent directors to fill the vacancies, with their appointment to become effective as of October 1, 2021. In connection with these director appointments, the Company will establish an Audit Committee, with Ms. Penz as Chairperson, a Compensation Committee, with Ms. Zilka as Chairperson, and a Nominating/Corporate Governance Committee.

Loop Media is seeking to employ best practices for boards of directors in the areas of composition, diversity, independence, and governance, using public guidance from U.S. national securities exchanges, as the Company plans to expand its investor and trading base and increase shareholder value. With the addition of Ms. Penz and Ms. Zilka, the Board will be composed of four directors, three of whom will be independent. The Company will look to add one to three additional Board members in the near future.

Ms. Penz received her bachelor’s degree in management and accounting from West Liberty State College, and a master’s in business from Wheeling Jesuit University. Ms. Penz has extensive experience in the financial sector along with proven success in raising capital, strategic planning, and organizational growth. The current Board has determined that Ms. Penz is financially sophisticated and is an “audit committee financial expert” as required by the Sarbanes-Oxley Act of 2002.

Ms. Zilka received her bachelor’s degree in psychology from Washington State University, and a master’s in organizational psychology from Columbia University. Ms. Zilka has extensive experience in human capital consulting and human resources. Ms. Zilka serves as the Senior Vice President of Human Resources at Chan Zuckerberg Biohub where she leads HR functions and spearheads internal communications and also serves as the President & Chair of The Beyond Benefits Life Sciences Board of Trustees.

Commenting on the appointment of the new members of the Board, Jon Niermann, the Company’s CEO, Chairman and Co-Founder, stated, “We welcome Denise and Sonya to the Board as they each bring relevant experience and perspectives in areas essential to our business and governance. These appointments underscore our commitment to ongoing board refreshment and our focus on enhancing the skills and expertise represented on the Loop Media Board.”

Bruce A. Cassidy, Sr., a member of the Loop Media Board, said, “We are pleased that Loop Media has added these outstanding new directors, who we believe will enhance the Board. We look forward to watching Loop Media continue to focus on increasing stockholder value and good corporate governance.”

About Loop Media

Loop Media, Inc. (“Loop Media” or “Loop”) (OTC: LPTV) is a leading multichannel streaming platform that provides curated music video and branded entertainment channels for businesses and consumers.

Through its proprietary “Loop Player” for businesses and interactive mobile and TV apps for consumers, Loop Media is the only company in the U.S. licensed to stream music videos directly to consumers and venues out-of-home (“OOH”).

Loop Media’s digital video content reaches thousands of OOH locations including hotels, bars/restaurants, office buildings and retail businesses, as well as millions of consumers in the U.S., Canada and Latin America through its apps for iOS, Android and Huawei, as well as connected TVs and Smart TVs. These TV platforms include Amazon Fire TV, Android TV, AT&T TV, Hisense, JVC, LG, Philips, Roku, Sharp, Sony, Toshiba, VIZIO and free ad-supported TV platforms TIVO+, Plex, DistroTV, and GSTV.

Loop is fueled by one of the largest and most important libraries that includes music videos, movie trailers and live performances. Loop’s non-music channels cover a multitude of genres and moods and include movie trailers, sports highlights, lifestyle and travel videos, viral videos and more. The Loop Media consumer apps allow users to create their own playlists or “Loops,” and share them live with interactive watch parties. Loop Media’s streaming services generate revenue from advertising, sponsorships, integrated marketing and branded content from free-ad-supported-television (“FAST”) and from subscription offerings.

Download the Loop Media app by searching “Loop Media” on your Smart TV's app store or opening loop.tv/app on your mobile device. To learn more about Loop Media products and applications, please visit us online at Loop.tv

Follow us on social:

Instagram - @looptvofficial (consumer), @looptvbiz (business) Twitter - @looptvofficial (consumer), @looptvbiz (business) LinkedIn - https://www.linkedin.com/company/looptv/

Safe Harbor Statement and Disclaimer

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, Loop Media’s ability to compete in the highly competitive markets in which it operates, statements regarding Loop Media’s ability to develop talent and attract future talent, the success of strategic actions Loop Media is taking, and the impact of strategic transactions. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including "will," "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Loop Media believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. Loop Media takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by Loop Media. Loop Media’s Securities and Exchange Commission filings are available at HTTP://www.sec.gov.

MEDIA CONTACT

Jon L Phillips

Loop@CMWMedia.com